UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – August 15, 2005

ZIFF DAVIS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-99939 Commission file number	36-4355050 (I.R.S. Employer Identification No.)

28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)

(212) 503-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Changes in Registrant’s Certifying Accountant
On August 12, 2005, the Audit Committee of the Board of Directors of Ziff Davis Holdings Inc. (“Ziff Davis” or the “Company”) determined to dismiss its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) on August 15, 2005, and engaged Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm. The decision to change accountants was ratified by Ziff Davis’ Board of Directors.
During the two year period ended December 31, 2004, and through August 15, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2004 and through August 15, 2005.
The reports of PwC on the financial statements of Ziff Davis as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
Ziff Davis provided PwC with a copy of the foregoing disclosures and requested from it a letter indicating whether it agrees with these disclosures. A copy of its letter dated August 15, 2005, is attached as Exhibit 16.
During the two year period ended December 31, 2004, and for the subsequent period through the date hereof, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.
By:	/s/ Bart W. Catalane
Bart W. Catalane
President and Chief Operating Officer

Date: August 15, 2005